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                                  EXHIBIT 11.1

                        VISTA MEDICAL TECHNOLOGIES, INC.
               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA

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

                                                          Three Months Ended September 30,        Nine Months Ended September 30,
                                                         ---------------------------------      ----------------------------------
                                                            2000                  1999              2000                  1999
                                                         -----------          ------------      ------------         -------------
    Net income (loss)                                    $  (153,713)         $ (2,376,185)     $ (2,116,983)        $ (8,334,655)
    Weighted average common shares outstanding            19,525,347            13,655,734        17,454,598           13,565,711
                                                         -----------          ------------      ------------         -------------
    Shares used in basic and diluted loss per share       19,525,347            13,655,734        17,454,598           13,565,711
                                                         ===========          ============      ============         =============
    Basic and diluted loss per share                     $     (0.01)         $      (0.17)     $      (0.12)        $      (0.61)
                                                         ===========          ============      ============         =============

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